UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2018 (September 26, 2018)

DIGITAL ALLY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-33899	20-0064269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9705 Loiret Blvd., Lenexa, KS 66219

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (913) 814-7774

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On September 26, 2018, Digital Ally, Inc. (“Digital Ally” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC, as the representative of the underwriters (the “Representative”) and sole book-running manager, pursuant to which the Company agreed to sell to the Underwriters (as defined below) in a firm commitment underwritten public offering (the “Offering”) an aggregate of 2,400,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a public price of $3.05 per share. The Company granted the Underwriters (as defined below) a forty-five (45)-day option to purchase up to an additional 360,000 shares (the “Option Shares”; and together with the Firm Shares, the “Shares”) of Common Stock to cover over-allotments, if any. Aegis Capital Corp. (“Aegis”; and together with the Representative, the “Underwriters”) is a co-manager for the Offering.

The net proceeds to the Company from the Offering are expected to be approximately $6.75 million before the over-allotment option, after deducting underwriting discounts and commissions and estimated expenses payable by the Company. The transactions contemplated by the Underwriting Agreement are expected to close on September 28, 2018, subject to customary closing conditions.

The Offering was registered and the Shares will be issued pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-225227) (the “Registration Statement”), which was initially filed with the Securities and Exchange Commission on May 25, 2018, and was declared effective on June 6, 2018, and the related base prospectus included in the Registration Statement, as supplemented by the preliminary prospectus supplement dated September 25, 2018 (the “Prospectus Supplement”). The legal opinion and consent of Robinson Brog Leinwand Greene Genovese & Gluck P.C. addressing the validity of the Common Stock is filed as Exhibit 5.1 hereto and is incorporated into the Registration Statement.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The Underwriters will receive discounts and commissions of seven percent (7%) of the gross cash proceeds received by the Company from the sale of the Shares in the Offering, and up to $50,000 for its out of pocket expenses, which includes fees of counsel to the Underwriters, subject to compliance with FINRA Rule 5110(f)(2)(D). After deducting the Underwriters’ discounts and commissions and our estimated offering expenses, we expect the net proceeds from the Offering to be approximately $6.75 million. The Company intends to use the net proceeds for working capital and general caproate purposes.

Under the Underwriting Agreement the Company agreed not to contract to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock equivalents for sixty (60) days following the closing of the Offering, subject to certain exclusions as set forth therein. The Company’s executive officers and directors have entered into sixty (60)-day Lock-Up Agreements with the Representative pursuant to which they have agreed not to sell, transfer, assign or otherwise dispose of the shares of the Company’s common stock owned by them, subject to certain exclusions as set forth therein.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference. A copy of the form of Lock-Up Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference. The Underwriting Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement. Investors should review that document as well as the Registration Statement and Prospectus Supplement for a complete understanding of the terms and conditions associated with the Offering.

This Current Report contains forward-looking statements that involve risk and uncertainties, such as statements related to the amount of net proceeds expected from the Offering. The risks and uncertainties involved include various risks detailed in the Company’s SEC filings from time to time.

Item 8.01 Other Events.

On September 25, 2018, the Company issued a press release announcing the launch of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On September 26, 2018, the Company issued a press release announcing the pricing of the Offering of Common Stock. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
1.1	Form of Underwriting Agreement, dated September 26, 2018, by and among Digital Ally, Inc. and Roth Capital Partners, LLC, as representative of the underwriters
5.1	Opinion of Robinson Brog Leinwand Greene Genovese & Gluck P.C.
10.1	Form of Lock-Up Agreement
99.1	Press Release, dated September 25, 2018
99.2	Press Release, dated September 26, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2018

Digital Ally, Inc.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chairman, President and Chief Executive Officer